ALPINE LACE BRANDS, INC.
                       1987 STOCK OPTION PLAN (AS AMENDED)



SECTION 1 -- PURPOSE

                  The purpose of the 1987 Stock Option Plan is to advance the interests of Alpine Lace Brands, Inc. and its stockholders by strengthening Alpine Lace Brands, Inc's ability to attract and retain employees and directors and to furnish additional incentives to such persons by encouraging them to become owners of Common Stock.


SECTION 2 -- DEFINITIONS

                  2.1 "Committee" shall have the meaning set forth in Section 5.

                  2.2 "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  2.3 "Company" means Alpine Lace Brands, Inc., a Delaware corporation.

                  2.4 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  2.5 "Fair Market Value", when used in connection with Shares on a certain date, means the reported closing bid price of the Shares (if then traded in the over-the-counter market other than on the National Market System of the National Association of Securities Dealers Automated Quotations System ("NAS- DAQ")) or the reported closing price of the Shares (if then traded on NASDAQ's National Market System or on a national securities exchange) on the day prior to such date, or if there was no such price reported for such date, on the next preceding date for which such price was reported.

                  2.6 "Incentive Stock Option" means a Stock Option which is an "incentive stock option" as defined in Section 422(b) of the Code.

                  2.7 "Optionee" means a person to whom a Stock Option has been granted, or, where applicable, such person's legal representative.

                  2.8      "Plan" means this 1987 Stock Option Plan.

                  2.9  "Reserved  Shares"  shall have the  meaning  set forth in
Section 3.

                  2.10 "Shares" means shares of common stock of the Company of par value $.01 each.

                  2.11 "Stock Option" means an option for Shares granted under the Plan, including an Incentive Stock Option.

                  2.12 "Stock Option Agreement" shall have the meaning set forth in Section 6.1.


SECTION 3 -- SHARES SUBJECT TO THE PLAN

                  Subject to adjustments authorized by Section 8 hereof, no more than 1,000,000 Shares (the "Reserved Shares") may be issued pursuant to the Plan. The number of Reserved Shares shall be reduced by the number of Shares subject to outstanding Stock Options and the number of Shares issued upon the exercise of


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Stock Options and shall be increased by the number of shares not purchased under
Stock Options which have expired or have been terminated or cancelled.


SECTION 4 -- ELIGIBILITY AND LIMITATIONS

                  4.1 Eligible Participants. Any employee, including officers, and any director, whether or not an employee, of the Company or any subsidiary thereof shall be eligible to receive Stock Options.

                  4.2 Limitation on Options. No person shall be granted a Stock Option to purchase a number of Shares which, when added to the Shares subject to, or purchased pursuant to, Stock Options granted to such person under the Plan which have not expired unexercised or been terminated or cancelled, shall exceed 100,000 Shares.

                  4.3 Special Limitation on Incentive Stock Options. The aggregate fair market value (determined at the time the Option is granted) of all Shares with respect to which Incentive Stock Options granted to an Optionee are exercisable for the first time by such Optionee during any calendar year shall not exceed $100,000.

                  4.4 No Right of Employment. Nothing in the Plan or in any Stock Option Agreement shall confer any right on an employee or director to continue as an employee or director of the Company or its subsidiaries or shall interfere in any way with any right of the Company or its subsidiaries to terminate such employee's or director's status as such at any time.


SECTION 5 -- ADMINISTRATION OF THE PLAN

                  The Plan shall be administered by either (i) the Board of Directors of the Company or (ii) if so determined by such Board, a committee of the Board of not less than two directors (the Board or such committee, as the case may be, being herein referred to as the "Committee"). The Committee shall have full power to construe and interpret the Plan, to establish rules for its administration and (subject to Section 6.1) to grant Stock Options. The Committee may (subject to Section 6.1) establish rules setting forth terms and conditions for a specified group of Stock Options. The Committee may act by a majority of a quorum (a quorum being a majority of the members of such Committee) present at a called meeting or by unanimous written consent of all of its members. All actions taken and decisions made by the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the Plan.


SECTION 6 -- STOCK OPTIONS

                  6.1 Stock Option Agreements. (a) Subject to subparagraph (b), Stock Options may be granted, at the discretion of the Committee, to eligible employees and directors.

                  (b) Stock Options shall only be granted to Directors of the Company who are not also employees of the Company or any subsidiary in accordance with this subparagraph (b). Each Director of the Company who is not also an employee of the Company or any subsidiary thereof shall automatically receive, on the first business day of November in each year commencing 1993, a Stock Option to purchase 6,600 Shares at an option price per Share equal to the then Fair Market Value. In addition, each such Director who becomes such a Director after January 11, 1993 shall, upon becoming a Director, automatically receive a Stock Option to purchase 6,600 Shares at an option price per Share equal to the then Fair Market Value. The foregoing numbers of Shares shall be subject to adjustment in accordance with Section 8. Stock Options granted under this subparagraph (b) shall be upon the same terms (other than number of Shares, option price and status as Incentive Stock Options) as the Stock Options granted under the Plan to certain employees on November 4, 1992.


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                  (c) Subject to  subparagraph  (b), Stock Options granted under the Plan shall be subject to such terms and conditions (including, but not limited to, restrictions on the sale of shares received upon exercise of Stock Options) consistent with the terms of the Plan as shall be determined from time to time by the Committee and shall be evidenced by agreements in such form as shall be determined from time to time by the Committee (the "Stock Option Agreements").

                  6.2      Exercise of Stock Option.

                  (A) Time of Exercise. Subject to Section 6.1, a Stock Option Agreement may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant, provided, however, that in no case shall any Stock Option be exercisable for a period exceeding ten years.

                  (B) Purchase Price. The option price per share of Shares deliverable upon the exercise of a Stock Option shall not be less than 100% of the Fair Market Value on the date the Stock Option is granted.

                  (C) Exercise of Stock Options and Method of Payment. Stock Options shall be exercised by (i) giving written notice thereof to the Company's Secretary, and (ii) paying the option price. In addition to any other method of payment which may be acceptable to the Committee, payment may be effected, either in whole or in part, by the surrender to the Company of outstanding Shares. Any Shares so surrendered shall bc valued at the Fair Market Value on the date on which such Shares are surrendered. At the discretion of the Committee, the Stock Option Agreement may provide that Option Shares may be issued in the name of the Optionee and another person jointly with right of survivorship.

                  6.3      Termination of Employment.

                  (A) The Committee may establish a period during which an Optionee whose status as an employee or director with the Company or one of its subsidiaries terminated for any reason other than the Optionee's death may exercise those Stock Options which were exercisable on the date of the Optionee's termination; provided, however, that no Stock Option shall be exercisable after the date it expires by its terms. The period so established by the Committee shall not exceed twelve months except that the applicable Stock Option Agreement may provide for tolling of such period if the Optionee, after such termination of status, provides services to the Company or any of its subsidiaries as an employee, officer, director or independent contractor. The Committee may amend an already outstanding Stock Option Agreement to add a provision permitted by the immediately preceding sentence, to extend the period referred to in the first sentence of this paragraph to a period not exceeding twelve months (exclusive of any such tolling), or both, and no such amendment, by itself, shall be deemed to constitute the grant of a new Stock Option for purposes of this Plan; provided, however, that this sentence shall not be determinative of whether any such amendment constitutes a new grant for purposes of qualification as an Incentive Stock Option.

                  (B) The Committee may establish a period during which the legal representative of an Optionee who died while an employee or director of the Company or one of its subsidiaries or during any grace period for the exercise of Stock Options referred to in (A) above may exercise those Stock Options which were exercisable on the date of the Optionee's death; provided, however, that such period shall not exceed fifteen months and no Stock Option shall be exercisable after the date it expires by its terms.

                  6.4 Repurchase of Options. At the discretion of the Committee, the Company may repurchase a previously granted Stock Option from an Optionee by mutual agreement with such Optionee before said Stock Option has been exercised; provided, however, that the amount paid to the Optionee shall not exceed the amount by which the Fair Market Value of the Shares under the Stock Option at the time of such repurchase exceeds the exercise price of such Shares.

                  6.5 Listing and Registration. Each Stock Option shall be subject to the requirement that, if at any time the Board of Directors of the Company shall determine, in its discretion, that the listing, registration or qualification of Shares subject to such Stock Option upon any securities exchange or under any state or


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federal law, or the consent or approval of any governmental  regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Stock Option or the issue or purchase of Shares thereunder, no such Stock Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

                  6.6 Withholding. The Company shall have the right to deduct from all amounts payable in cash to an Optionee under this Plan any taxes required by law to be withheld with respect to such cash payments or any amounts required to be withheld in order for the Company to claim an income tax deduction with respect to such cash payments. The Company shall have the right to require an Optionee or other person entitled to receive Shares under this Plan to pay to the Company the amount which the Company is or will be required to withhold with respect to the issuance of such Shares in order for the Company to pay taxes or to claim an income tax deduction with respect to the issuance of such Shares. In lieu of such payment, the Company will be entitled, at the discretion of the Committee, to retain a sufficient number of such Shares (valued at the Fair Market Value on the date of exercise) to cover the amount required to be withheld.


SECTION 7 -- NON-TRANSFERABILITY OF STOCK OPTIONS

                  Stock Options granted under the Plan are not transferable by an Optionee other than by will, by the laws of descent and distribution, or (if authorized in the applicable Stock Option Agreement) pursuant to a qualified domestic relations order ("QDRO") as defined by the Code or Title I of ERISA. During the Optionee's lifetime, Stock Options shall be exercised only by such Optionee, such Optionee's guardian or legal representative, or (if authorized in the applicable Stock Option Agreement) such Optionee's transferee pursuant to a QDRO.


SECTION 8 -- ADJUSTMENTS IN THE EVENT OF CHANGES IN CAPITAL STRUCTURE OR
             REORGANIZATION

                  8.1 Changes in Capital Structure. In the event of a change in the corporate structure or Shares of the Company, the Board of Directors (subject to any required action by the stockholders and upon the recommendation of the Committee) shall make such equitable adjustments, so long as it protects Optionees against dilution, as it may deem appropriate in the number and kind of Reserved Shares and, with respect to outstanding Stock Options, in the number and kind of shares covered thereby, and in the exercise price of such Stock Options. For the purpose of this Section, a change in the corporate structure or Shares of the Company shall include, but is not limited to, changes resulting from a recapitalization, stock split, reverse stock split, stock dividend or rights offering.

                  8.2 Reorganization, etc. Upon the effective date of the dissolution or liquidation of the Company or of a reorganization, merger or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation, or of a transfer of substantially all of the property or more than 80 percent of the then outstanding Shares of the Company to another person or entity not controlled by the Company's stockholders, the Plan shall terminate, and Optionees shall have such period to exercise their Stock Options as may be determined by the Committee, which in no case shall be less than 60 days, and, on the last day of such period, any outstanding Stock Options which have not been exercised shall terminate, unless written provision is made in connection with such transaction for the continuation of the Plan and for the assumption of the Stock Options granted, or for the substitution of new options covering the shares of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and price per share, in which event the Plan and the Stock Options previously granted or new options substituted therefor shall continue in the manner and under the terms so provided. Notwithstanding anything to the contrary contained in this Section 8.2, no Stock Option shall be exercisable after the date it expires by its terms.



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SECTION 9 -- RIGHTS AS STOCKHOLDERS

                  A participant shall have no rights whatsoever as a stockholder of the Company with respect to any Shares covered by a Stock Option until the date of the issuance of a stock certificate to such participant upon exercise pursuant to such Stock Option.


SECTION 10 -- AMENDMENT

                  The Company's Board of Directors, upon recommendation of the Committee, shall have the power to amend or revise the terms of the Plan or any part thereof (including, but not limited to, amending or revising the Plan to conform to requirements of the Code governing the tax treatment of stock options now or hereafter in effect), without further action of the stockholders; provided, however, that no such amendment or revision shall impair or restrict any rights under any outstanding unexercised Stock Option without the written consent of the holder of such Stock Option; and provided, further, that no such amendment or revision shall, without stockholder approval (a) increase the total number of the Reserved Shares, (b) add to the class of participants eligible to receive Stock Options, or (c) change Section 4.2, 6.2 or 6.4 of the Plan to increase the rights of existing or prospective Optionees. Section 6.1(b) of the Plan shall not be amended more than once every six months, other than to comport with changes in the Code or ERISA.


SECTION 11 -- EFFECTIVE DATE AND TERMINATION OF PLAN

                  11.1 Effective Date. The effective date of the Plan shall be May 13, 1987.

                  11.2 Termination. The Board of Directors may terminate the Plan at any time with respect to any Shares that are not subject to Stock Options. Unless terminated earlier by the Board of Directors, the Plan shall terminate ten years after the effective date and no Stock Options shall be granted under the Plan after such date. Termination of the Plan under this
Section 11 will not affect the rights and obligations of any Optionee with respect to Stock Options granted prior to termination.

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